EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Chris Hong, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Success Entertainment Group International Inc. for the year ended December 31, 2017 (the "Report") and that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Success Entertainment Group International Inc.

Dated: April 19, 2018

/s/ Chris Hong
Chris Hong Chief Executive Officer and Director (Principal Executive Officer)
Success Entertainment Group International Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Success Entertainment Group International Inc. and will be retained by Success Entertainment Group International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.